[LOGO OF COOPERS & LYBRAND]


August 25, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:


We have read the statements made by Nocopi Technologies, Inc., (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of August, 1997. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,


/s/ Coopers & Lybrand L.L.P.
-------------------------------
Coopers & Lybrand L.L.P.